                                                                   Exhibit 10o



                               EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT is made this 10th day of July, 1996, by and
                                                 ----
between Bell Atlantic Corporation, its successors and assigns ("Bell Atlantic"), and Lawrence T. Babbio, Jr., a Vice Chairman and employee of Bell Atlantic (the "Key Employee"). In this Agreement, "Bell Atlantic Company" means any or all of the following: Bell Atlantic, a corporate subsidiary or other company affiliated with Bell Atlantic, or a company in which Bell Atlantic directly or indirectly owns a substantial equity interest, their successors and assigns, and, subsequent to any merger of Bell Atlantic with or into any other entity, any company which is an affiliate of the successors and assigns of Bell Atlantic subsequent to such merger, or a company in which any such successor or assignee owns a substantial equity interest.

          WHEREAS, pursuant to the terms of an Agreement and Plan of Merger, dated April 21, 1996, between Bell Atlantic, NYNEX Corporation ("NYNEX") and Seaboard Merger Company, and any amendment or restatement thereof (the "Definitive Agreement"), Bell Atlantic contemplates a corporate combination of the Bell Atlantic and NYNEX businesses on a date which is yet to be decided (the "Closing Date"), and Bell Atlantic contemplates that the achieving of the closing of the transactions contemplated by the Definitive Agreement (a "Closing"), and a successful combination of the two businesses, will depend on achieving numerous approvals by third parties, completing other conditions of closing, and developing of business integration plans, in addition to the continuation of efforts to manage and grow the existing lines of Bell Atlantic's business; and

          WHEREAS, Bell Atlantic acknowledges that the period from the date of this Agreement to a date not later than the second anniversary of the Closing Date is likely to be a period of extraordinary transition;

          WHEREAS, Bell Atlantic wishes to provide additional financial security to the Key Employee, and to retain the services of the Key Employee as Vice Chairman, and to provide for an effective transition upon any change in the Chief Executive Officer of Bell Atlantic, for the period through the second anniversary of the Closing Date; and

          WHEREAS, Bell Atlantic and the Key Employee have previously entered into an Employment Agreement dated May 2, 1995 (the "Current Employment Agreement"), which shall, as amended, continue to remain in effect until the Closing; and

          WHEREAS, Bell Atlantic and the Key Employee wish to set forth in this Agreement the terms and conditions applicable to the continuing employment of the Key Employee after the Closing, which shall be effective upon the Closing;

          NOW, THEREFORE, for good and valuable consideration, the Key Employee and Bell Atlantic hereby agree as follows:

          1.   Term of Employment During "Transition Period". The term of
               --------------------------------------------
employment under this Agreement (the "Transition Period") shall commence on the Closing Date and end on the second anniversary of the Closing Date. The parties intend that the obligations of Bell Atlantic and the Bell Atlantic Companies under this Agreement shall become the obligations of


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Employment Agreement                 Page 1              Lawrence T. Babbio, Jr.

the successors and assigns of Bell Atlantic and the Bell Atlantic Companies subsequent to the Closing.

          2.   Obligations of the Bell Atlantic Companies during the Transition
               ----------------------------------------------------------------
Period. During the Transition Period:
------

               (a) one or more Bell Atlantic Companies shall employ the Key Employee as an officer and Senior Manager at a salary grade not lower than Salary Grade 38;

               (b) the employing Bell Atlantic Company shall (i) compensate the Key Employee at an annual base salary of not less than $700,000 on and after the Closing Date, and at an annual base salary of not less than $750,000 on and after the first anniversary of Closing, and (ii) to the extent not otherwise modified by the terms of this Agreement, the Key Employee shall be eligible to participate in all of the benefit and compensation plans, and the programs of perquisites, applicable to similarly-situated Senior Managers of Bell Atlantic, as those plans and programs may be amended from time to time; and

               (c) the Key Employee shall be nominated for election to the Board of Directors of Bell Atlantic, and, on and after the Closing Date, the parent corporation of the combined businesses, at each annual meeting of the respective shareowners which occurs prior to the end of the Transition Period.

          3.   Obligations of the Key Employee during the Transition Period.
               ------------------------------------------------------------
During the Transition Period, the Key Employee shall have the following obligations and duties.

               (a) The Key Employee shall continue to fully and faithfully perform his duties and responsibilities (i) as a director, so long as he is elected and serving, and (ii) as an officer, reporting only to the Chief Executive Officer and the Board.

               (b) The Key Employee shall serve in such executive capacities, titles and authorities with respect to the Bell Atlantic Companies as the Board or the CEO may from time to time prescribe, and the Key Employee shall perform all duties incidental to such positions, shall cooperate fully with the Board and the CEO, and shall work cooperatively with the other officers of the Bell Atlantic Companies.

               (c) The Key Employee shall continue to diligently devote his entire business skill, time and effort to the affairs of the Bell Atlantic Companies in accordance with the duties assigned to him that are not inconsistent with the terms hereof, and shall perform all such duties, and otherwise conduct himself, in a manner reasonably calculated in good faith by him to promote the best interests of the Bell Atlantic Companies. Prior to the Key Employee's retirement from Bell Atlantic, except to the extent specifically permitted by the Chief Executive Officer or the Board and except as set forth below, the Key Employee shall not, directly or indirectly, render any services of a business, commercial or professional nature to any other person or organization other than a Bell Atlantic Company or a venture in which a Bell Atlantic Company has a financial interest, whether or not the services are rendered for compensation.


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Employment Agreement                 Page 2              Lawrence T. Babbio, Jr.

               (d) The failure of the Key Employee to perform his obligations pursuant to paragraphs (a) through (c) above shall be excused when such failure is on account of the Key Employee's disability within the meaning of the applicable disability benefit plans in which the Key Employee participates from time to time.

          4.   Termination of this Agreement. In the event that the Key Employee
               -----------------------------
is elected Chief Executive Officer on or after the Closing Date but prior to the second anniversary of the Closing Date, this Agreement shall terminate upon such election and shall be of no further force or effect.

          5.   Retirement Pension Benefits.
               ---------------------------

               (a)   Eligibility for Waiver of Early Retirement Pension
                     --------------------------------------------------
          Discount. If the Key Employee remains in active service with Bell
          --------
          Atlantic through July 1, 1998 in accordance with the terms of this Agreement, the Key Employee shall at any time thereafter be entitled, subject to signing and delivering the Release, to retire with a two-year waiver of any applicable early retirement pension discount under the terms of the Bell Atlantic Senior Management Retirement Income Plan or any successor to that plan which applies to Senior Managers, as that plan may be amended from time to time ("RIP"), as more fully described in the following paragraph. The parties acknowledge that the pension enhancement described in this Section is part of the consideration given by Bell Atlantic in exchange for the Release and the non-compete and proprietary information covenants granted by the Executive under Sections 10 and 11 of this Agreement.

               (b)   Calculation of Waiver of Early Retirement Pension Discount.
                     ----------------------------------------------------------
          If the Key Employee qualifies for the waiver of early retirement pension discount, as described in the previous paragraph, the Key Employee's target pension under RIP shall be equal to the greater of:

                     (i) The target pension determined under the applicable pension formula under RIP which is in effect and applicable to the Key Employee at the time of the Key Employee's retirement, after adding two additional years to the Key Employee's age at the time of retirement for purposes of determining the amount of any applicable early retirement discount (but not for any other purpose under RIP); or

                     (ii) The target pension which would have been applicable to the Key Employee if he had retired at any time during the Transition Period, under the terms of any early retirement incentive, pension window, or other special provision of RIP which may then have been in effect but which is no longer in effect at the time of the Executive's actual retirement. In such a case, the calculation of the RIP enhanced benefit shall not be subject to further supplementation by the discount waiver provisions of the prior paragraph.

          6.   Stay Incentive.
               --------------

               (a)   Stay Bonus on Second Anniversary of Closing: Subject to the
                     -------------------------------------------
          terms and conditions of this Agreement:


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Employment Agreement                 Page 3              Lawrence T. Babbio, Jr.

               (1) if there is a Closing of the transactions contemplated in the Definitive Agreement, and

               (2) if the Key Employee has remained an employee "in good standing" (as hereinafter defined) of a Bell Atlantic Company, or of a succession of two or more Bell Atlantic Companies, from the date of this Closing to the second anniversary of the Closing Date;

          then, unless such payment is deferred pursuant to Section 12(c), not later than 30 calendar days following such anniversary of the Closing Date, Bell Atlantic will cause the Bell Atlantic Company which then employs the Key Employee to pay the Key Employee a Stay Bonus in an amount equal (before withholding of taxes) to 100 percent of the Key Employee's Pay as of the second anniversary of the Closing Date.

               (b)   Definition of Pay. As used in this Agreement, "Pay" shall
                     -----------------
          have the meaning set forth in the Key Employee's First Amendment to Employment Agreement, dated as of the date of this Agreement.

               (c)   Definition of Employment in Good Standing. For purposes of
                     -----------------------------------------
          Section 6(a), the Key Employee will be considered to be "in good standing" on a given date if, on that date, the Key Employee has not terminated employment for any reason from the date of this Agreement to the given date, has not tendered oral or written notice of intent to resign or retire effective as of a date on or before the given date, and is not in receipt of notice from his employing Bell Atlantic Company that the employer has determined that the Key Employee's employment is to be terminated because the Key Employee has committed a violation of law or a breach of the Employee Code of Conduct or other written policy of the employing company which is of sufficient severity to be cause for termination for misconduct.

          7.   Further Consideration for Non-Compete Agreement.
               -----------------------------------------------

               (a) If the Key Employee has remained an employee "in good standing" (as defined in Section 6(c)) of a Bell Atlantic Company, or of a succession of two or more Bell Atlantic Companies, from the date of this Agreement to July 1, 1998, and if this Agreement is in effect as of that date, then Bell Atlantic shall pay the Key Employee the amount described in the following paragraph. The parties acknowledge that the payment described in this Section is part of the consideration given by Bell Atlantic in exchange for the non-compete and proprietary information covenants granted by the Executive under Sections 10 and 11 of this Agreement. At the time of determination that an amount is payable under Section 6 or 7 of this Agreement, such amount may be deferred in accordance with the provisions of
          Section 12(c).

               (b) The payment described in this paragraph shall be equal to two times the Key Employee's Pay as of July 1, 1998. This payment shall be payable in a single cash payment, not later than July 31, 1998 (unless deferred pursuant to Section 12(c)).


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Employment Agreement                 Page 4              Lawrence T. Babbio, Jr.

          8.   Retirement, Discharge for Cause, and Certain Involuntary
               --------------------------------------------------------
               Terminations of Employment.
               --------------------------

               (a)   Voluntary Resignation, Retirement, or Discharge for Cause.
                     ---------------------------------------------------------
          In the event that, prior to July 1, 1998, the Key Employee voluntarily resigns or retires for any reason (except a "constructive discharge", as defined in Section 8(e)), or is discharged by Bell Atlantic for "cause" (as hereinafter defined) at any time prior to the end of the Transition Period, the Key Employee shall forfeit any and all rights to receive the benefits and other benefits set forth in Sections 5, 6, and 7 of this Agreement which as of the relevant date have not yet been earned under this Agreement, but shall otherwise be eligible to receive any and all compensation and benefits for which a similarly-situated retiring Senior Manager would be eligible under the applicable provisions of the compensation and benefit plans, as those plans may be amended from time to time. In such event, the Key Employee shall be subject to the terms of the covenant not to compete, as described in Section 10 of this Agreement, for the period described therein.

               (b)   Cause. For purposes of this Agreement, the term "cause"
                     -----
          shall mean a violation of law (other than a traffic violation or other minor civil offense), or behavior that Bell Atlantic concludes amounts to a material breach of any company policy or provision of the Employee Code of Business Conduct, and including, by way of example: dishonesty; working outside the Bell Atlantic Companies in violation of Sections 3(c) or 10 of this Agreement in competition with any Bell Atlantic Company; other conduct that poses a material conflict of interest; revealing confidential or proprietary information of any Bell Atlantic Company in violation of Section 11 of this Agreement; or a substantial and deliberate abuse of the voucher or expense reimbursement processes of any Bell Atlantic Company.

               (c)   Consequences of Certain Involuntary Terminations. Except in
                     -------------------------------------------------
          the case of a discharge for cause, in the event that Bell Atlantic involuntarily discharges the Key Employee, or the Key Employee is "constructively discharged" (as hereinafter defined), prior to the end of the Transition Period, then the Key Employee shall be entitled to receive, as liquidated damages, subject to signing and delivering the Release, an amount of cash equal to the compensation and benefits which he would have been entitled to receive had Bell Atlantic fulfilled its obligation to employ and compensate the Key Employee in accordance with the provisions of Sections 2, 6, 7 and 8 of this Agreement, calculated and paid in accordance with paragraph (d) of this Section. In such a case, in addition to the liquidated damages described in the previous sentence, subject to signing and delivering the Release described in Section 12(d), the Key Employee shall be entitled to receive the benefits set forth in Sections 5, 6 and 7 of this Agreement, but calculated as though the Key Employee had actually remained in active service with Bell Atlantic, earning the compensation described in Section 2 of this Agreement, until the end of the Transition Period, with payment to be made within 30 days after the termination of employment date. Under the circumstances described in this paragraph, the Key Employee shall be subject to the non-compete covenants of this Agreement through the period ending on the second anniversary of the date of termination of the Key Employee's employment.

               (d)   Calculation and Payment of Liquidated Damages. The
                     ---------------------------------------------
          liquidated damages described in the first sentence of the previous paragraph shall consist of all



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Employment Agreement                 Page 5              Lawrence T. Babbio, Jr.

          five of the following items, but only the following items. All of the following items of liquidated damages shall be subject to applicable withholding taxes. Each payment contemplated by this subsection (d) shall be contingent upon the absence, as of the time of such payment, of any knowing and material violation by the Key Employee of any of the covenants contained in Sections 10 and 11.

               (i) Salary: The liquidated damages shall be paid monthly in cash, in an amount each month equal to the salary which would have been paid to the Key Employee under Section 2 of this Agreement, assuming salary adjustments annually at a percentage equal to the merit increase budget percentage for Bell Atlantic Senior Managers.

               (ii) Short-Term Incentives: The liquidated damages for foregone short-term incentives under STIP shall be paid annually in cash, not later than 30 days after the date on which incentives are awarded by Bell Atlantic under the STIP for the prior year's performance, in an amount equal to the value of the cash and deferred stock which the Key Employee would have been entitled to receive under the STIP, without adjustment for individual performance.

               (iii) Long-Term Incentives: The liquidated damages for foregone long-term incentives shall be paid annually in cash, within 30 days of the granting of stock options for the year, in an amount equal to the Black-Scholes value of options which the Key Employee would have been entitled to receive. Furthermore, for purposes of the Key Employee's long-term compensation in the form of any and all Bell Atlantic stock options which are outstanding on the date of the Key Employee's separation from service, the Key Employee shall be deemed, for purposes of determining the duration of the Key Employee's right to exercise any and all such stock options, to have remained in active service with Bell Atlantic continuously through the second anniversary of the Closing Date, and then to have retired on that date with whatever rights to continue to exercise then-outstanding stock options subsequent to such date which would then be applicable to a retiring holder of such options under the terms of the respective stock option agreements and certificates. The provisions of this paragraph shall cease to apply if and when the Key Employee violates any covenant under Section 9 or 10 of this Agreement. Notwithstanding the provisions of this paragraph, any incentive stock options held by the Key Employee shall be recharacterized as nonqualified stock options at the end of the 90th day after the actual date of the Key Employee's separation from service from any and all Bell Atlantic Companies.

               (iv) RIP Pension Benefits: The RIP target pension will be recalculated after July 1, 1998 taking into account the liquidated damages under paragraphs (i) and (ii) above as though they were earned as salary and short-term incentives during a period of employment ending on the last day of the Transition Period, and (A) Bell Atlantic shall pay the Key Employee a true-up payment based on said recalculation if the Key Employee has elected a lump-sum payment of the benefit provided by
               Section 5(a), and (B) if the Key Employee has elected a pension in the form of an annuity, the Key Employee's RIP pension benefits thereafter shall be based on said recalculation.

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Employment Agreement                 Page 6              Lawrence T. Babbio, Jr.

               (v) Miscellaneous Benefits: The liquidated damages for all other foregone benefits shall be paid monthly in an amount equal to the sum of: (A) the Bell Flex allowance that the Key Employee would have been entitled to receive, plus (B) one-twelfth of the annual maximum company matching contribution that the Key Employee would have been eligible to receive if the Key Employee made the maximum contributions to the Bell Atlantic Savings Plan then permitted by law.

               (e)   Constructive Discharge. The Key Employee shall be deemed to
                     ----------------------
          have been "constructively discharged" for purposes of this Agreement, if, in the absence of conduct amounting to cause for discharge on the part of the Key Employee, and without the Key Employee's express written consent, any of the following events has occurred within 12 months prior to the Key Employee electing to retire: (i) Bell Atlantic (or the Key Employee's employing company) has breached Section 2(a) or 2(b) of this Agreement; (ii) the Key Employee has suffered a negative individual performance adjustment which causes the Key Employee's short term award under the STIP for a particular year to be reduced by 25% or more; or (iii) the Key Employee's responsibilities have been substantially reduced in type or scope, other than in a general reorganization of the management functions of one or more Bell Atlantic Companies, with the result that the Key Employee has materially less status and authority. Except as provided herein, nothing in this Section 8(e) shall limit or qualify any of the obligations of Bell Atlantic under all subsections of Section 2 of this Agreement, which are absolute.

               (f)   Death. In the event of the death of the Key Employee after
                     -----
          the Closing on any date after the date of this Agreement on which the Key Employee was an employee "in good standing" immediately prior to the death, then Bell Atlantic shall continue to pay to the Key Employee's estate to the end of the Transition Period the amounts determined as if at the date of death the Key Employee had been terminated without cause under Section 8(c).

          9.   Certain Limitations Upon Payments. Anything in this Agreement or
               ---------------------------------
in the Employment Agreement to the contrary notwithstanding, Bell Atlantic and the Key Employee agree to follow the procedures set forth in Attachment A with respect to the applicability of the provisions of Section 280G of the Internal Revenue Code of 1986, as amended.

          10.  Prohibition Against Competitive Activities.
               ------------------------------------------

               (a)   Prohibited Conduct by the Key Employee. During the period
                     --------------------------------------
          of the Key Employee's employment with any Bell Atlantic Company, and for a period of 24 months following the Key Employee's retirement or termination of employment for any other reason from any and all Bell Atlantic Companies, the Key Employee, without the prior written consent of the Chief Executive Officer of Bell Atlantic (or the designee of that officer), shall not:

                     (i) personally engage in "Competitive Activities" (as defined in paragraph (b)) within any geographic area in which any Bell Atlantic Company is then engaged (or, at the time of the Key Employee's termination of employment, had a board-approved business plan under which it planned to engage) in such Competitive Activities;


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Employment Agreement                 Page 7              Lawrence T. Babbio, Jr.

                     (ii) work for, own, manage, operate, control or participate in the ownership, management, operation or control of, or provide consulting or advisory services to, any individual, partnership, firm, corporation or institution engaged in Competitive Activities within any geographic area described in Section (a)(i); provided, however, that the Key Employee's purchase or holding, for investment purposes, of securities of a publicly-traded company shall not constitute "ownership" or "participation in ownership" for purposes of this paragraph so long as the Key Employee's equity interest in any such company is less than a controlling interest;

                     (iii) directly or indirectly attempt to divert from any Bell Atlantic Company any business in connection with Competitive Activities.

               (b)   Competitive Activities. For purposes of Section (a) hereof,
                     ----------------------
          "Competitive Activities" means business activities relating to products or services of the same or similar type as those for which the Key Employee had responsibility to plan, develop, manage or oversee within the last 24 months of the Key Employee's employment with any Bell Atlantic Company.

               (c)   No Solicitation of Bell Atlantic Employees. During the
                     ------------------------------------------
          period of the Key Employee's employment with any Bell Atlantic Company, and for a period of 24 months following the Key Employee's retirement or termination of employment for any other reason from any and all Bell Atlantic Companies, the Key Employee shall not interfere with the relationship of any Bell Atlantic Company with any of its employees, agents, representatives, suppliers or vendors under contract, or joint venturers. During said 24-month post-separation period, the Key Employee will not solicit any employee of any Bell Atlantic Company to accept employment with, or provide services to, any person or entity which is not a Bell Atlantic Company.

               (d)   Notice. Bell Atlantic shall send the Key Employee written
                     ------
          notice in the event that Bell Atlantic believes that the Key Employee has violated any of the prohibitions of this Section; provided, however, that any failure by Bell Atlantic to give notice under this provision or to enforce its rights under this Agreement in any one or more instances shall not be a bar to Bell Atlantic giving notice and taking action to enforce its rights under this Agreement at any later time. For a period of 15 days after the giving of such notice, the Key Employee shall have the opportunity to respond and discuss with Bell Atlantic the underlying facts and the basis for Bell Atlantic's belief that the Key Employee is in breach of this Section. During such 15-day period, Bell Atlantic shall not pursue any remedy provided by this Agreement or at law or in equity.

               (e)   Forfeiture of Benefits. The Key Employee acknowledges that
                     ----------------------
          his violation of any of the prohibitions of this Section 10, either during a period of employment with a Bell Atlantic Company, or during the 24 months following termination of employment, may result in the Key Employee's forfeiture of any and all rights to benefits under the nonqualified pension plan in which the Key Employee participates, or the forfeiture of rights to payments or benefits under any other compensation or benefit plan which may contain similar prohibitions or conditions on benefits.


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Employment Agreement                 Page 8              Lawrence T. Babbio, Jr.

               (f)   Waiver. Nothing in this Agreement shall bar the Key
                     ------
          Employee from requesting, at the time of the Key Employee's retirement or at any time thereafter, that the officer named in Section 10(a) waive Bell Atlantic's rights to enforce the non-compete covenants of this Section, and said officer shall have the power to agree to such a waiver if said officer determines that it is not inconsistent with the interests of Bell Atlantic to do so.

          11.  Prohibition Against Disclosure of Proprietary Information.
               ---------------------------------------------------------

               (a)   Prohibited Conduct by the Key Employee. The Key Employee
                     --------------------------------------
          acknowledges that, as one of the most senior officers of the Bell Atlantic Companies, the Key Employee has continuing access to confidential and proprietary information of Bell Atlantic Companies. The Key Employee shall, therefore, at all times during the period of active employment with any Bell Atlantic Company, and for a period of three years thereafter, preserve the confidentiality of all proprietary information of any Bell Atlantic Company. The three-year limitation under this paragraph shall not in any way limit any Bell Atlantic Company's common law and statutory rights to protect its trade secrets or intellectual property rights at any time, to the full extent of the law. "Proprietary information" includes, but is not limited to, information in the possession or control of a Bell Atlantic Company that has not been fully disclosed in a writing which has been generally circulated to the public at large, and which gives the Bell Atlantic Company an opportunity to obtain or maintain advantages over its current and potential competitors, such as strategic or tactical business plans, undisclosed financial data; ideas, processes, methods, techniques, systems, patented or copyrighted information, models, devices, programs, computer software or related information; documents relating to regulatory matters and correspondence with governmental entities; undisclosed information concerning any past, pending or threatened legal dispute, pricing and cost data; reports and analyses of business prospects; business transactions which are contemplated or planned; research data; personnel information and data; identities of users and purchasers of any Bell Atlantic Company's products or services; and other confidential matters pertaining to or known by one or more Bell Atlantic Companies, including confidential information of a third party which a Bell Atlantic Company is bound to protect.

               (b)   Obligation to Return Company Property. If and when the Key
                     -------------------------------------
          Employee terminates employment for any reason with all Bell Atlantic Companies, the Key Employee shall, prior to the last day of active employment and without charge to any Bell Atlantic Company, return to the employing Bell Atlantic Company (or the rightful Bell Atlantic Company) all company property, including, without limitation, originals and copies of records, papers, programs, computer software, documents and other materials which contain Proprietary Information, as defined in the previous paragraph. The Key Employee shall thereafter cooperate with each applicable Bell Atlantic Company in executing and delivering documents requested by the company that are necessary to assist the Bell Atlantic Company in patenting or registering any programs, ideas, inventions, discoveries, copyright material or trademarks, and to vest title thereto in the Bell Atlantic Company.

               (c)   Forfeiture of Benefits. The Key Employee acknowledges that
                     ----------------------
          a violation of the prohibitions of this Section 11 may result in the Key Employee's forfeiture of any


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Employment Agreement                 Page 9              Lawrence T. Babbio, Jr.

          and all rights to benefits or awards under the nonqualified pension plan in which he or she participates, and any other benefit or compensation plan containing similar prohibitions and requirements.

               (d)   Remedies in Addition to Forfeiture of Benefits. The Key
                     ----------------------------------------------
          Employee recognizes that irreparable injury will result to one or more Bell Atlantic Companies, and to the business and property of any of them, in the event of a breach by the Key Employee of any of the provisions of this Section 11. In the event of any breach of any of the Key Employee's covenants under this Section 11, any Bell Atlantic Company that is damaged by such breach shall be entitled, in addition to curtailing the payment of any post-separation payments hereunder, and in addition to any other remedies and damages which may be available at law, to injunctive relief to restrain the violation of such covenants by the Key Employee or by any person or persons acting for or with the Key Employee in any capacity whatsoever.

          12.  Miscellaneous Provisions.
               ------------------------

               (a)   Key Employee's Duty to Treat this Agreement as
                     ----------------------------------------------
          Confidential. Unless and until the terms of this Agreement, and the
          ------------
          amount of any payment eligible to be paid or actually paid under this Agreement, are disclosed in writing to the public by any Bell Atlantic Company pursuant to any applicable legal duty to disclose such information, it shall be a condition of eligibility to receive any payment hereunder that the Key Employee hold the terms of this Agreement and the amount of any payment hereunder in strict confidence, except that the Key Employee may disclose such details on a confidential basis to his spouse (if any), and to any financial counselor, tax adviser or legal counsel retained by the Key Employee. A breach by the Key Employee of his duty of confidentiality under this paragraph shall constitute cause for Bell Atlantic to terminate this Agreement.

                     (b)   Assignment by Bell Atlantic. The obligations of Bell
                           ---------------------------
          Atlantic hereunder shall be the obligations of any and all successors and assigns of Bell Atlantic. Bell Atlantic may assign this Agreement without the Key Employee's consent to any company that acquires all or substantially all of the stock or assets of Bell Atlantic, or into which or with which Bell Atlantic is merged or consolidated. This Agreement may not be assigned by the Key Employee, and no person other than the Key Employee (or the Key Employee's estate) may assert the rights of the Key Employee under this Agreement.

                     (c)   Bonus and Other Payments Not Applicable to Pension,
                           --------------------------------------------------
          Savings Plan or Other Benefit Plans. The amounts described in Sections
          -----------------------------------
          6 and 7 under this Agreement shall not be eligible to be contributed to any qualified savings plan, and shall not be benefit-bearing compensation for purposes of any group term life insurance plan, pension plan, or other employee benefit plans. Nothing in this Agreement is intended to supersede or modify any rights which the Key Employee may have under any other compensation or benefit plan in which the Key Employee participates. At the time of determination that an amount is payable under Section 6 or 7 of this Agreement, such amount may be deferred under any nonqualified deferred compensation plan in which the Key Employee is then eligible to participate, but only if


--------------------------------------------------------------------------------
Employment Agreement                 Page 10             Lawrence T. Babbio, Jr.

          and to the extent then permitted under the terms of any such nonqualified deferred compensation plan.

                   (d)    Release. As a condition of eligibility to receive the
                          -------
          pension and severance benefits described in Sections 5 and 8 of this Agreement, the Key Employee shall sign and deliver a legal release in the form attached to this Agreement as Attachment B, which shall be signed by the Key Employee at the time of his retirement or other termination of employment from Bell Atlantic (the "Release"), and the Key Employee shall not revoke his signature.

                   (e)    Waiver. The waiver by Bell Atlantic of a breach by the
                          ------
          Key Employee of any provision of this Agreement shall not be construed as a waiver of any subsequent breach.

                   (f)    Governing Law. This Agreement shall be construed and
                          -------------
          enforced in accordance with the laws of the Commonwealth of Virginia.

                   (g)    Entire Agreement. Except for the terms of other
                          ----------------
          compensation and benefit plans in which the Key Employee participates, effective upon the Closing, this Agreement shall set forth the entire understanding of Bell Atlantic and the Key Employee and shall supersede all prior agreements and communications, whether oral or written, between Bell Atlantic and the Key Employee, including the Non-Compete and Proprietary Information Agreement, between Bell Atlantic and the Executive, dated August 10, 1993 and January 24, 1994, and the Current Employment Agreement. This Agreement shall not be modified except by written agreement of the Key Employee and Bell Atlantic. During the Transition Period and during any period of employment with Bell Atlantic following the Transition Period, the terms of Sections 10 and 11 of this Agreement shall supersede the terms of any Non-Compete and Proprietary Information Agreement to which the Key Employee and any Bell Atlantic Company are parties. Until the closing, the Current Employment Agreement shall be enforceable to the full extent of its terms.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                         BELL ATLANTIC CORPORATION


                         By:
                              --------------------------------------------------
                              Raymond W. Smith,
                              Chairman of the Board and Chief Executive Officer


                         THE KEY EMPLOYEE


                         -------------------------------------------------------
                              Lawrence T. Babbio, Jr.


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Employment Agreement                 Page 11             Lawrence T. Babbio, Jr.

                                  Attachment A
                                  ------------
                       Certain Limitations upon Payments
                       ---------------------------------

    (a)    Tax Code Limitations. Anything in this Agreement or the Current
           --------------------
Employment Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by Bell Atlantic to or for the benefit of the Key Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would constitute an "excess parachute payment" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the aggregate present value of amounts payable or distributable to or for the benefit of the Key Employee pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be subject to taxation under Section 4999 of the Code. For purposes of this Section, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

    (b)     Calculations by Independent Firm. All determinations to be made
            --------------------------------
under this Section shall be made by Bell Atlantic's independent public accountant or such law firm as is acceptable to the Key Employee and Bell Atlantic (the "Independent Firm"), immediately if the Key Employee separates from service under circumstances which make the Key Employee eligible to receive post-separation payments under this Agreement, or at such other times as Bell Atlantic may determine. The parties agree that the Independent Firm shall render a preliminary opinion on the applicability of Section 280G to this Agreement and to the Current Employment Agreement within sixty (60) days of the date of Execution of this Agreement. The Independent Firm shall provide its determinations and any supporting calculations both to Bell Atlantic and the Key Employee within ten (10) days of the effective date of termination of employment, or when such calculations are otherwise made. Any such determination by the Independent Firm shall be binding upon Bell Atlantic and the Key Employee. Within five (5) days after this determination, Bell Atlantic shall commence to pay (or cause payments to commence to be paid) to or for the benefit of the Key Employee such amounts (if any) as are then due to the Key Employee under this Agreement.

    (c)     Overpayments and Underpayments. As a result of the uncertainty in
            ------------------------------
the application of Section 280G of the Code at the time of the initial determination by the Independent Firm hereunder, it is possible that Agreement Payments will either have been made by Bell Atlantic which should not have been made ("Overpayment"), or that additional Agreement Payments which have not been made by Bell Atlantic could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. Within two years after the effective date of termination of employment, the Independent Firm shall review the determination made by it pursuant to the preceding paragraph. In the event that the Independent Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Key Employee which the Key Employee shall repay to Bell Atlantic together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code (the "Federal Rate"); provided, however, that no amount shall be payable by the Key Employee to Bell Atlantic if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Independent Firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the appropriate Bell Atlantic Company to or for the benefit of the Key Employee together with interest at the Federal Rate.

    (d) All of the fees and expenses of the Independent Firm in performing the determinations referred to in subsections (b) and (c) above shall be borne solely by Bell Atlantic.



--------------------------------------------------------------------------------
Employment Agreement                 Page 12             Lawrence T. Babbio, Jr.

                                  Attachment B
                                  ------------

                                    Release
                                    -------

          THIS RELEASE (the "Release") is entered into by        [NAME]
                                                          ----------------------
(the "Key Employee"), for the benefit of ______________________ (the "Company"), and for the benefit of all companies affiliated with the Company (collectively, "Bell Atlantic Companies"), and the officers, directors and employees of each of them.

          WHEREAS, the Key Employee has separated from service with the Company on _____________, 1996 (the "Separation Date") pursuant to the terms of a Separation and Non-Compete Agreement, dated _______________, 1996, between Bell Atlantic Corporation and the Key Employee (the "Agreement"), and he wishes to execute this Release as contemplated under the terms of the Agreement.

          NOW, THEREFORE, the Key Employee affirms as follows:

          1. The Key Employee, as his free and voluntary act, hereby releases and discharges the Company, its affiliates, and their successors and assigns, and the directors, officers, employees, and agents of each of them, of and from any and all debts, obligations, claims, demands, judgments or causes of action of any kind whatsoever, known or unknown, in tort, contract, by statute or on any other basis, for equitable relief, compensatory, punitive or other damages, expenses (including attorneys' fees), reimbursements or costs of any kind, including but not limited to, any and all claims, demands, rights and/or causes of action, including those which might arise out of allegations relating to a claimed breach of an alleged oral or written employment contract, or relating to purported employment discrimination or civil rights violations, such as, but not limited to, those arising under Title VII of the Civil Rights Act of 1964 (42 U.S.C. Section 2000e et seq.) as amended by the Civil Rights Act of 1991, the
                     -- ---
Civil Rights Acts of 1866 and 1871 (42 U.S.C. Sections 1981 and 1983), Key Employee Order 11246, as amended, the Age Discrimination in Employment Act of 1967, as amended (29 U.S.C. Section 621 et seq.), the Equal Pay Act of 1963 (29
                                        -- ---
U.S.C. Section 206(d)(1)), the Rehabilitation Act of 1973 (29 U.S.C. Sections 701-794), the Americans with Disabilities Act, or any other applicable federal, state or local employment discrimination statute or ordinance, which the Key Employee might have or assert against any of said entities or persons (a) by reason of the Key Employee's active employment by the Company or any affiliated company, or the termination of said employment and all circumstances related thereto; or (b) by reason of any other matter, cause or thing whatsoever which may have occurred prior to the date of execution of this Release. Moreover, the Key Employee waives any and all rights under the Employee Retirement Income Security Act of 1974 (ERISA) to assert any claim to any severance benefits, or other remuneration on account of separation from service, other than as stated in the Agreement.

          2. The Key Employee hereby reaffirms the terms and conditions of the Agreement in all respects.

          3. Should any provision of this Release be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby, and said illegal or invalid part, term or provision shall be deemed not to be a part of this Release.



--------------------------------------------------------------------------------
Release under Employment Agreement     Page 1            Lawrence T. Babbio, Jr.

          STATEMENT BY THE KEY EMPLOYEE WHO IS SIGNING BELOW: THE COMPANY HAS
          --------------------------------------------------
ADVISED ME IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE. I HAVE CAREFULLY READ AND FULLY UNDERSTAND THE PROVISIONS OF THIS RELEASE AND HAVE HAD SUFFICIENT TIME AND OPPORTUNITY (OVER A PERIOD OF SUBSTANTIALLY MORE THAN 21 DAYS) TO CONSULT WITH MY PERSONAL TAX, FINANCIAL AND LEGAL ADVISORS PRIOR TO EXECUTING THIS DOCUMENT, AND I INTEND TO BE LEGALLY BOUND BY ITS TERMS. I UNDERSTAND THAT I MAY REVOKE THIS RELEASE WITHIN SEVEN (7) DAYS FOLLOWING MY SIGNING, AND THIS RELEASE WILL NOT BECOME ENFORCEABLE OR EFFECTIVE UNTIL THAT SEVEN-DAY PERIOD HAS EXPIRED.

          THE UNDERSIGNED, intending to be legally bound, has executed this Release as of the _____ day of __________, 199__, that being the Key Employee's Separation Date.


                                   THE KEY EMPLOYEE



                                   Signed:
                                          --------------------------------------


                               THIS IS A RELEASE
                         READ CAREFULLY BEFORE SIGNING



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Release under Employment Agreement     Page 2            Lawrence T. Babbio, Jr.